UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM 8-K
_________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 28, 2017
(Date of earliest event reported)
Atlantic Capital Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Georgia	001-37615	20-5728270
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

3280 Peachtree Road NE, Suite 1600
Atlanta, Georgia 30305
(Address of principal executive offices)
(Zip Code)

(404) 995-6050
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2017, the Company appointed James H. Graves as a member of the Board of Directors of the Company to fill the vacancy created by the previously announced resignation of John N. Foy. Mr. Graves will serve a term expiring at the 2018 Annual Meeting of Shareholders. Additionally, Mr. Graves was appointed to the Audit Committee of the Board of Directors, effective September 28, 2017. The Board has determined that Mr. Graves is independent under Rule 5605(a)(2) of the NASDAQ Listing Rules and an “audit committee financial expert” as defined by Item 407(d)(5) of Regulation S-K. Also on September 28, 2017, the Board of Directors reduced the size of the Board of Directors from 13 to 11, eliminating two directorships that were previously subject to designation rights of institutional shareholders.

Mr. Graves, 68, has served as Managing Director and Partner of Erwin, Graves & Jones, LP, a management consulting firm located in Dallas, Texas, since January 2001. Mr. Graves also served as Executive Vice President of Financial Strategy for DeviceFidelity Inc., a financial services technology company, from March 2008 through September 2012. Mr. Graves served as a director, Vice Chairman of the Board of Directors and Chief Operating Officer of Detwiler, Mitchell & Co., a Boston-based securities research firm, from June 2002 until June 2006. Prior to that, Mr. Graves held various positions, including Chief Operating Officer, with J.C. Bradford & Company, a Nashville-based securities firm. He also worked for Dean Witter Reynolds, Inc. as the head of the energy group and later as head of the industry investment banking groups in New York. Mr. Graves currently serves as a director at Hallmark Financial Services, Inc., where he has served since 1995, and First Cash, Inc., where he has served as a director since 1996. Mr. Graves also serves as a director of various privately-held companies, including BankCap Partners LP and a healthcare technology company.

There are no family relationships between Mr. Graves and any other executive officer or director of the Company. The Company is not aware of any relationships or transactions in which Mr. Graves has or will have an interest, or is or was a party, requiring disclosure under Item 404(a) of Regulation S-K.  There is no arrangement or understanding between Mr. Graves and any other persons pursuant to which Mr. Graves was appointed as a director.

Upon his appointment to the Board of Directors, Mr. Graves became entitled to a prorated portion of the non-employee directors’ cash compensation, and will receive a restricted stock award of 700 shares of the Company’s common stock under the Company’s 2015 Stock Incentive Plan, representing a prorated portion of the non-employee directors’ equity compensation, each as described in the Company’s proxy statement for the 2017 Annual Meeting of Shareholders.

On October 2, 2017, the Company issued a press release announcing the appointment of Mr. Graves to the Board of Directors. A copy of the press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.        Description

99.1	Press Release dated October 2, 2017

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC CAPITAL BANCSHARES, INC.

Dated:    October 2, 2017
By: /s/ Patrick T. Oakes
Name: Patrick T. Oakes
Title:     Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.        Description

99.1 Press Release dated October 2, 2017